Execution Copy

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of March 13, 2012 by and among Flamel Technologies, S.A., a société anonyme under the laws of the Republic of France (the “Company”), and Éclat Holdings, LLC (the “Buyer”).

WHEREAS:

A. The Company has established with the Bank of New York Mellon, as depositary (the “Depositary”), an American depositary receipt program (the “ADR Program”) pursuant to the Amended and Restated Deposit Agreement dated August 10, 2001, among the Company, the Depositary and the owners and holders of American depositary receipts (the “Deposit Agreement”);

B. In connection with the Membership Interest Purchase Agreement by and among the parties hereto of even date herewith (the “Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue to the Purchaser Warrants (as defined below) exercisable into a total of 3,300,000 ADSs (as defined below), with each ADS representing one ordinary share of the Company, nominal value 0.122 Euros per share (the “Ordinary Shares”), upon the terms and conditions and subject to the limitations and conditions set forth in the Warrants, all subject to the terms and conditions of the Purchase Agreement; and

C. To induce the Purchaser to execute and deliver the Purchase Agreement, the Company, among other things, has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

1. DEFINITIONS.

a. As used in this Agreement, the following terms shall have the following meanings:

(i) “Additional Filing Deadline” means, with respect to any Registration Statements that may be required pursuant to Section 2(a)(ii), (a) the first date or time that such Registrable Securities may then be included in a Registration Statement if such Registration Statement is required because the SEC shall have notified the Company in writing that certain Registrable Securities were not eligible for inclusion on a previously filed Registration Statement, or (b) if such additional Registration Statement is required for a reason other than as described in (a) above, the twentieth (20th) Business Day following the date on which the Company first knows, that such additional Registration Statement is required.

(ii) “Additional Registration Deadline” means, with respect to any additional Registration Statement(s) that may be required to be filed pursuant to Section 2(a)(ii), the thirtieth (30th) day following (a) the first date or time that such Registrable Securities may then be included in a Registration Statement if such Registration Statement is required because the SEC shall have notified the Company in writing that certain Registrable Securities were not eligible for inclusion on a previously filed Registration Statement, or (b) if such additional Registration Statement is required for a reason other than as described in (a) above, the fortieth (40th) day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement(s) is required.

(iii) “ADSs” means American Depositary Shares, each representing one Ordinary Share of the Company.

(iv) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York and Paris, France, are authorized or required by law to remain closed.

(v) “Buyer” means the Purchaser and any transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 10 hereof.

(vi) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and any successor statute.

(vii) “Filing Deadline,” for the Registration Statement required to be filed under Section 2(a)(i), shall mean a date that is thirty (30) calendar days following the Shareholder Approval Date and, in the case of Section 2(a)(ii) shall mean the Additional Filing Deadline.

(viii) “Indemnified Person” means, as applicable, a Buyer Indemnified Party or a Company Indemnified Party.

(ix) “Person” means and includes any natural person, partnership, joint venture, corporation, trust, limited liability company, limited company, joint stock company, unincorporated organization, government entity or any political subdivision or agency thereof, or any other entity.

(x) “Registration Deadline” shall mean, with respect to the Registration Statement required under Section 2(a)(i), the earlier of (i) the date that is ninety (90) calendar days after the date that the Registration Statement is actually filed or (ii) the date that is ninety (90) calendar days after the Filing Deadline and, with respect to any Registration Statement required to be filed under Section 2(a)(ii), the Additional Registration Deadline.

(xi) “Warrants” means the warrants issued by the Company pursuant to the Purchase Agreement.

(xii) “Register,” “Registered,” and “Registration” refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis, and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the “SEC”).

(xiii) “Registrable Securities” means (a) any Ordinary Shares represented by ADSs (the “Warrant Shares”) issued or issuable upon exercise of or otherwise pursuant to the Warrants (without giving effect to any limitations on exercise set forth in the Warrants), (b) any shares of capital stock issued or issuable as a dividend on or in exchange for or otherwise with respect to any of the foregoing, (c) any additional ADSs or Ordinary Shares issuable in connection with any anti-dilution provisions in the Warrants, and (d) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.  As to any particular Registrable Security, such security shall cease to be a Registrable Security when (A) a Registration Statement covering such security has been declared effective by the SEC and such securities have been disposed of pursuant to such effective Registration Statement or (B) they are transferred pursuant to Rule 144 of the Securities Act.

(xiv) “Registration Statement(s)” means a registration statement(s) of the Company under the Securities Act required to be filed hereunder.

(xv) “Shareholder Approval Date” shall have the meaning set forth in the Warrants.

2. REGISTRATION.

a. MANDATORY REGISTRATION.  (i) Following the Shareholder Approval Date, the Company shall prepare, and, on or prior to the Filing Deadline (as defined above), file with the SEC a Registration Statement (the “Mandatory Registration Statement”) on Form F-3 (or, if Form F-3 is not then available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities, subject to the consent of the Buyer, which consent will not be unreasonably withheld or delayed) covering the resale of the Registrable Securities, which Registration Statement, to the extent allowable under the Securities Act and the rules and regulations promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional Ordinary Shares represented by ADSs as may become issuable upon exercise of or otherwise pursuant to the Warrants to prevent dilution resulting from stock splits, stock dividends, stock issuances or similar transactions. The number of Ordinary Shares represented by ADSs initially included in such Registration Statement shall be no less than the aggregate number of Warrant Shares that are then issuable upon exercise of or otherwise pursuant to the Warrants without regard to any limitation on the Buyer’s ability to exercise the Warrants.  Such Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and subject to the reasonable approval of) the Buyer and its counsel prior to its filing or submission.

(ii) If for any reason the SEC does not permit all of the Registrable Securities to be included in the Registration Statement filed pursuant to Section 2(a)(i) above, or for any other reason any Registrable Securities are not then included in a Registration Statement filed under this Agreement, then the Company shall prepare, and, as soon as practicable but in no event later than the Additional Filing Deadline, file with the SEC an additional Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415.

b. PIGGY-BACK REGISTRATIONS. If at any time prior to the expiration of the Registration Period (as hereinafter defined), the Company shall determine to file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its securities (other than debt securities or securities being registered on Form F-4, Form S-8 or another form not available for registering the Registrable Securities to the public or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business, or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall send to each Buyer written notice of such determination and, if within fifteen (15) calendar days after the delivery of such notice, the Buyer shall so request in writing, the Company shall include in such Registration Statement all or any part of such Buyer’s Registrable Securities requested to be registered, except that if, in connection with any underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall impose a limitation on the number of Registrable Securities which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution of the aggregate number of securities (including the Registrable Securities) to be issued pursuant to such Registration Statement, then the Company shall only be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which the Buyer has requested inclusion hereunder as the underwriter shall permit;

PROVIDED, HOWEVER, that the Company shall include in such registration (i) first, the number of Ordinary Shares presented by ADSs that the Company proposes to sell; (ii) second, the number of shares of Registrable Securities requested to be included therein by the Buyers, allocated pro rata among all Buyers on the basis of the number of Registrable Securities owned by each such Buyer or in such manner as they may otherwise agree; and (iii) third, the number Ordinary Shares represented by ADSs requested to be included therein by holders of the Ordinary Shares (other than the Buyers), allocated among such holders in such manner as they may agree; and

PROVIDED, FURTHER, HOWEVER, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the contractual right to include such securities in the Registration Statement other than holders of securities entitled to inclusion of their securities in such Registration Statement by reason of demand registration rights. No right to registration of Registrable Securities under this Section 2(b) shall be construed to limit any registration required under Section 2(a) hereof.  If an offering in connection with which a Buyer is entitled to registration under this Section 2(b) is an underwritten offering, then such Buyer shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other Ordinary Shares (including ADSs) included in such underwritten offering.  Notwithstanding anything to the contrary set forth herein, the registration rights of a Buyer pursuant to this Section 2(b) shall only be available in the event the Company fails to timely file, obtain effectiveness or maintain effectiveness of any Registration Statement to be filed pursuant to Section 2(a) in accordance with the terms of this Agreement.

3.  OBLIGATIONS OF THE COMPANY.  Following the Shareholder Approval Date, in connection with the registration of the Registrable Securities, the Company shall have the following obligations:

a. The Company shall prepare promptly, and file with the SEC no later than the Filing Deadline, a Registration Statement with respect to the number of Registrable Securities provided in Section 2(a), and thereafter use its commercially reasonable efforts to cause each such Registration Statement relating to Registrable Securities to become effective as soon as reasonably practicable after such filing, but in any event shall cause each such Registration Statement relating to Registrable Securities to become effective no later than the Registration Deadline, and shall use commercially reasonable efforts to keep the Registration Statement current and effective pursuant to Rule 415 at all times until such date as is the earlier, of (i) the date on which all of the Registrable Securities for such Registration Statement have been sold and (ii) the date on which all of the Registrable Securities for such Registration Statement (in the opinion of counsel to the Buyer) may be immediately sold to the public without registration or restriction (including without limitation as to volume by each holder thereof) under the Securities Act (the “Registration Period”), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein), except for information provided by a Buyer or any transferee of a Buyer pursuant to Section 4(a), shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to each Registration Statement and the prospectus used in connection with each  Registration Statement as may be necessary to keep each  Registration Statement current and effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by each  Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in each  Registration Statement.  In the event that on any Trading Day (as defined below) (the “Registration Trigger Date”) the number of shares available under any Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Registrable Securities issued or issuable upon exercise of or otherwise pursuant to the Warrants, including, any additional Ordinary Shares represented by ADSs issued in connection with any anti-dilution provisions contained in the Warrants, without giving effect to any limitations on the Buyers’ ability to exercise the Warrants, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefore, if applicable), or both, so as to cover the total number of Registrable Securities so issued or issuable (without giving effect to any limitations on exercise contained in the Warrants or limitations on conversion or exercise) as of the Registration Trigger Date as soon as practicable, but in any event within twenty (20) calendar days after the Registration Trigger Date (based on the Exercise Price (as defined in the Warrants) of the Warrants, and other relevant factors on which the Company reasonably elects to rely). The Company shall use its commercially reasonable efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof, but in any event the Company shall use its commercially reasonable efforts to cause such amendment and/or new Registration Statement to become effective within sixty (60) calendar days of the Registration Trigger Date or as promptly as practicable in the event the Company is required to increase its authorized shares.  “Trading Day” shall mean any day on which ADSs are traded for any period on The NASDAQ Global Market, or on the principal securities exchange or other securities market on which ADSs are then being traded.

c. The Company shall furnish to each Buyer and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each  Registration Statement and any amendment thereto, each  preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of a Registration Statement referred to in Section 2(a), each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as a Buyer may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Buyer. The Company will immediately notify the Buyers by facsimile of the effectiveness of each Registration Statement or any post-effective amendment. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request as soon as practicable, but no later than three (3) Business Days, following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review.

d. The Company shall use its reasonable best efforts to (i) register and qualify, in any jurisdiction where registration and/or qualification is required, the Registrable Securities covered by the Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Buyers shall reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.

e.  As promptly as practicable after becoming aware of such event, the Company shall notify each Buyer of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its reasonable best efforts promptly to prepare a supplement or amendment to any Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Buyer as such Buyer may reasonably request.

f. The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify each Buyer who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

g. The Company shall permit a single firm of counsel designated by the Buyers to review such Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof), at Buyers’ own cost, a reasonable period of time prior to their filing with the SEC (not less than five (5) Business Days but not more than eight (8) Business Days) and not file any documents in a form to which such counsel reasonably objects in writing and will not request acceleration of such Registration Statement without prior notice to such counsel.

h. [Intentionally omitted.]

i. The Company shall use its reasonable best efforts to (i) cause all the Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, and, (ii) if the Registrable Securities are listed on a national exchange, to arrange for at least two market makers to register with the Financial Industry Regulatory Authority, Inc. (“FINRA”) as such with respect to such Registrable Securities.

j. [Intentionally omitted.]

k. To the extent that Registrable Securities are resold pursuant to an effective Registration Statement or are sold or transferred pursuant to Rule 144 under the Securities Act, the Company shall cooperate with each Buyer who holds Registrable Securities to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities and enable such certificates to be in such denominations or amounts, as the Buyer may reasonably request and registered in such names as the Buyer may reasonably request.  Within three (3) Business Days following the delivery by a Buyer to the Company of a written request for legend removal from certificates representing Registrable Securities that were resold pursuant to an effective Registration Statement or sold or transferred pursuant to Rule 144 and any supporting documentation reasonably requested by the Company or its counsel, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to each Buyer) an appropriate instruction and an opinion of such counsel in the form required by the transfer agent in order to issue the Registrable Securities free of restrictive legends.

l. At the reasonable request of a Buyer, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and any prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

m. The Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities in any Registration Statement under Section 2(a) hereof or any amendment or supplement thereto under Section 3(b) hereof without the consent of the Buyers.  In addition, the Company shall not offer any securities for its own account or the account of others in any Registration Statement under hereof or any amendment or supplement thereto under Section 3(b) hereof without the consent of the Buyers.

n. The Company shall take all other commercially reasonable actions necessary to expedite and facilitate disposition by the Buyers of Registrable Securities pursuant to a Registration Statement.

o. The Company shall use commercially reasonable efforts to comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC).

p. If required by the Financial Industry Regulatory Authority, Inc. Corporate Financing Department, the Company shall promptly effect a filing with FINRA pursuant to FINRA Rule 5110 with respect to the public offering contemplated by resales of securities under the Registration Statement (an “Issuer Filing”), and pay the filing fee required by such Issuer Filing. The Company shall use commercially reasonable efforts to pursue the Issuer Filing until FINRA issues a letter confirming that it does not object to the terms of the offering contemplated by the Registration Statement.

q.   Notwithstanding anything to the contrary herein, at any time after the Registration Statement has been declared effective by the SEC, the Company may delay or suspend the effectiveness of any Registration Statement or the use of any prospectus forming a part of the Registration Statement due to the non-disclosure of material, non-public information concerning Company the disclosure of which at the time is not in its best interest, in the good faith opinion of the Company (a “Grace Period”); provided, that the Company shall promptly notify the Buyers in writing of the existence of a Grace Period in conformity with the provisions of this Section 3(q) and the date on which the Grace Period will begin (such notice, a “Commencement Notice”); and, provided further, that no Grace Period shall exceed thirty (30) calendar days, and such Grace Periods shall not exceed an aggregate total of sixty (60) calendar during any three hundred and sixty (360) calendar day period. For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date specified by the Company in the Commencement Notice and shall end on and include the date the Buyer receives written notice of the termination of the Grace Period by the Company (which notice may be contained in the Commencement Notice).  The provisions of Section 3(e) hereof shall not be applicable during any Grace Period.  Upon expiration of the Grace Period, the Company shall again be bound by Section 3(e) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable.

r. Notwithstanding anything to the contrary herein, a delay in the effectiveness of a Registration Statement caused solely by the filing of a request for confidential treatment shall not be deemed a breach of the Company’s obligations set forth herein and in such event the Registration Deadline shall be deemed extended to the date that is ten (10) Business Days after the date the SEC agrees to allow confidential treatment pursuant to such request or the date such request is withdrawn by the Company, as applicable, provided, however, that the Company has used its commercially reasonable efforts to have such request granted and has only requested confidential treatment for such items as outside legal counsel has advised it are consistent with the requirements of the SEC for confidential treatment requests (including as set forth in Staff Legal Bulletin No. 1 (with addendum).

4. OBLIGATIONS OF THE BUYER.  Following the Shareholder Approval Date, in connection with the registration of the Registrable Securities, each Buyer shall have the following obligations:

a. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a Buyer that such Buyer shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Buyer of the information the Company requires from such Buyer, and such Buyer shall deliver such information to the Company as soon as reasonably possible, but in no event later than four (4) calendar days after the Company’s initial request for such information.  Any information delivered by any Buyer shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

b. Each Buyer, by such Buyer’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Buyer has notified the Company in writing of the Buyer’s election to exclude all of the Buyer’s Registrable Securities from such Registration Statement.

c. In the event of an underwritten offering pursuant to Section 2(b) in which any Registrable Securities are to be included, each Buyer agrees to enter into and perform the Buyer’s obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Buyer has notified the Company in writing of such Buyer’s election to exclude all of the Buyer’s Registrable Securities from such Registration Statement.

d. Each Buyer agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e), 3(f) or 3(q), the Buyer will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Buyer’s receipt of (i) the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f) or (ii) the written notice of the termination of the Grace Period as contemplated by Section 3(q).  If so directed by the Company, the Buyer shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Buyer’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

e. Each Buyer acknowledges and agrees that the Company shall not provide any drafts of the Registration Statement and any amendment thereto, each  preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of a Registration Statement referred to in Section 2(a), each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment) pursuant to Section 3(c) hereof, unless at or prior to such time Buyer has entered into a confidentiality agreement,  in a form reasonably acceptable to Buyer and the Company.

5.  REGISTRATION FAILURE.  In the event of a Registration Failure (as defined in the Warrants), the Buyers shall be entitled to Failure Payments (as defined in the Warrants) and such other rights as set forth in the Warrants.

6. EXPENSES OF REGISTRATION. All reasonable expenses, other than the underwriting fees, discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, and the fees and disbursements of counsel for the Company shall be borne by the Company.

7. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

a. The Company will indemnify, hold harmless and defend (i) each Buyer, (ii) the directors, officers, partners, managers, members, employees, agents and each Person who controls any Buyer within the meaning of the Securities Act or the Exchange Act, if any, (iii) any underwriter (as defined in the Securities Act) for each Buyer in connection with an underwritten offering pursuant to Section 2(b) hereof, and (iv) the directors, officers, partners, employees and each Person who controls any such underwriter within the meaning of the Securities Act or the Exchange Act, if any (each, a “Buyer Indemnified Person”), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, “Claims”) to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). The Company shall reimburse the Buyer Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.  Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 7(a) and the agreement with respect to contribution contained in Section 8 shall not apply (x) to a Claim arising out of or based upon a Violation to the extent that such Violation occurs in reliance upon and in conformity with information furnished in writing to the Company by any Buyer Indemnified Person for use in connection with the preparation of such Registration Statement or any such amendment thereof or supplement thereto, (y) to the extent due to any Buyer’s failure to timely deliver any information requested by the Company in accordance with Section 4(a) or (z) to any amounts paid in settlement of any Claim effected without the prior written consent of the Company, which consent shall not be unreasonably withheld.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Buyer Indemnified Person and shall survive the transfer of the Registrable Securities by the Buyer pursuant to Section 10.

b. Each Buyer will indemnify, hold harmless and defend (i) the Company, and (ii) the directors, officers, partners, managers, members, employees, or agents of the Company, if any (each, a “Company Indemnified Person”), against any Claims to which any of them may become subject insofar as such Claims arise out of or are based upon any Violations, that occur due to the inclusion by the Company in a Registration Statement of false or misleading information about a Buyer, where such information was furnished in writing to the Company by such Buyer for the purpose of inclusion in such Registration Statement.  Each Buyer shall reimburse the Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.  Notwithstanding anything herein to the contrary, the indemnity agreement contained in this Section 7(b) and the agreement with respect to contribution contained in Section 8 shall not apply to amounts paid in settlement of any Indemnity Claim if such settlement is effected without the prior written consent of the Buyers which consent shall not be unreasonably withheld or delayed; and provided, further, however, that a Buyer shall be liable under this Section 7(b) for only that amount of an Indemnity Claim as does not exceed the net amount of proceeds received by such Buyer as a result of the sale of Registrable Securities pursuant to such Registration Statement.   The indemnity described in this Section 7(b) shall remain in full force and effect regardless of any investigation made by or on behalf of any Company Indemnified Person.

c. Promptly after receipt by an Indemnified Person under this Section 7 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Claim in respect thereof is to be made against the Company or the Buyer (each an “Indemnifying Person”) under this Section 7, deliver to such Indemnifying Person a written notice of the commencement thereof enclosing a copy of all relevant documents, including all papers served and claims made, but the failure to deliver written notice to the Indemnifying Person within a reasonable time of the commencement of any such action shall not relieve the Indemnifying Person of any liability to the Indemnified Person under this Section 7, except to the extent that the Indemnifying Person is actually prejudiced in its ability to defend such action.  The Indemnifying Party shall have the right to participate in, and, to the extent such Indemnifying Party so desires, to assume control of the defense thereof with counsel mutually satisfactory to such Indemnifying Person and the Indemnified Person.  The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

d. Each Indemnified Person shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the Indemnifying Person, if, in the reasonable opinion of counsel for the Indemnified Person, the representation by such counsel of the Indemnified Person and the Indemnified Person would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. The Indemnifying Person shall pay for only one separate legal counsel for the Indemnified Persons, and such legal counsel shall be selected by Indemnified Persons. course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

8.  CONTRIBUTION.  To the extent any indemnification by an Indemnifying Party is prohibited or limited by law, such Indemnifying Party shall contribute the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 7 to the fullest extent permitted by law, based upon a comparative fault standard.  Notwithstanding the foregoing, no Person that is guilty of fraudulent misrepresentation (within the meaning Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of fraudulent misrepresentation.

9.  REPORTS UNDER THE 1934 ACT.  With a view to making available to the Buyers the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Buyers to sell securities of the Company to the public without registration the Company agrees to:

a.  make and keep public information available, as those terms are understood and defined in Rule 144;

b.  file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

c.  so long as the Buyers own Registrable Securities, promptly upon request, furnish to the Buyers (i) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act as required for applicable provisions of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Buyers to sell such securities pursuant to Rule 144 without registration.

10.  ASSIGNMENT OF REGISTRATION RIGHTS.  a. The rights under this Agreement shall be automatically assignable by each Buyer to any transferee of all or any portion of the Registrable Securities if:  (i) the Buyer agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, and (iii) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.  In the event that a Buyer transfers all or any portion of its Registrable Securities pursuant to this Section, the Company shall have at least ten (10) Business Days to file any amendments or supplements necessary to keep a Registration Statement current and effective pursuant to Rule 415, and the commencement date of any Event of Failure (as defined in the Warrants) or Event of Default (as defined in the Warrants) under the Warrants caused thereby will be extended by ten (10) Business Days.

b. Any purported assignment in violation of the requirements of this Section 10 shall be null and void.

11.  AMENDMENT OF REGISTRATION RIGHTS.  Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and the holders of a majority in interest of then-outstanding Registrable Securities.  Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each of the Buyers and the Company.

12.  MISCELLANEOUS.

a.  A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record or beneficially through a “street name” holder such Registrable Securities.  If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

b.  Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five (5) days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party.  The addresses for such communications shall be:

If to the Company:

Flamel Technologies S.A.
Parc Club du Moulin à Vent
33 avenue du Dr. Georges Levy
69693 Vénissieux Cedex France
Fax: +33 (0) 472-783-435

With copy (which shall not constitute notice ) to:

Hogan Lovells US LLP
200 International Drive
Baltimore, MD 21202
Facsimile: (410) 659-2701
Attention:	Asher M. Rubin William I. Intner

and

Hogan Lovells US LLP
555 Thirteenth St., NW
Washington, DC 20004
Facsimile: (202) 637-5910
Attention: G. Allen Hicks

If to a Buyer:

c/o Deerfield Capital, L.P.
780 Third Avenue, 37th Floor
New York, New York 10017
Fax:  (212) 599-1248
Attn:  James E. Flynn

With a copy to (which shall not constitute notice to):

Katten Muchin Rosenman LLP
575 Madison Avenue
New York, New York 10022
Fax:  (212) 940-8776
Attn:	Mark I. Fisher, Esq. Elliot Press, Esq.

Each party shall provide notice to the other party of any change in address.

c.  Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d.  Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

e.  This Agreement, the Warrants and the Purchase Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein.  This Agreement, the Warrants and the Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

f.  Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

g.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.  This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

i.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transactions contemplated hereby.  Accordingly, the Company acknowledges that the remedy at law for breach of its obligations hereunder will be inadequate and agrees, in the event of a breach or threatened breach by the Company of any of the provisions hereunder, that the Buyer shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

k.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

l.  In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

m.  In the event a Buyer shall sell or otherwise transfer any of such holder’s Registrable Securities, each transferee shall be allocated a pro rata portion of the number of Registrable Securities included in a Registration Statement for such transferor.

n.  There shall be no oral modifications or amendments to this Agreement.  This Agreement may be modified or amended only in writing.

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[Signature page follows]

IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY: FLAMEL TECHNOLOGIES S.A.		BUYER: ÉCLAT HOLDINGS, LLC

By:	/s/ Stephen H. Willard	By:	/s/ Alex Karnal
Name:	Stephen H. Willard	Name:	Alex Karnal
Title:	Chief Executive Officer	Title:	Secretary

[Signature Page to Registration Rights Agreement]